                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                      AND
                        ALL OF THE OUTSTANDING SHARES OF
                   SERIES B ESOP CONVERTIBLE PREFERRED STOCK
                                       OF
                                EKCO GROUP, INC.
                                       AT
                              $7.00 NET PER SHARE
                                       BY
                             EG TWO ACQUISITION CO.
                                A SUBSIDIARY OF
                             CCPC ACQUISITION CORP.
                              AND AN AFFILIATE OF
                                  BORDEN, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
              NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 8, 1999,
                         UNLESS THE OFFER IS EXTENDED.

                                                                 August 11, 1999

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated August 11, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by EG Two Acquisition Co., a Delaware corporation (the "Purchaser"), which is a subsidiary of CCPC Acquisition Corp., a Delaware corporation (the "Parent"), and an affiliate of Borden, Inc., a New Jersey corporation ("Borden"), to purchase all of the outstanding shares of Common Stock, par value $0.01 per share (the "Common Shares"), and the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 27, 1987, as amended on June 9, 1988, January 10, 1989, March 23, 1992 and December 22, 1992 and as amended and restated March 21, 1997 and amended on August 4, 1999 (as so amended, the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company as Rights Agent, and all of the outstanding shares of Series B ESOP Convertible Preferred Stock, par value $0.01 per share (the "ESOP Preferred Shares" and together with the Common Shares, the "Shares"), of Ekco Group, Inc., a Delaware corporation (the "Company"), at a purchase price of $7.00 per Share (including, if applicable, the associated Right), net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). Unless the context requires otherwise, all references to "Shares" shall be deemed to refer also to the associated Rights, if applicable, and all references to "Rights" shall be deemed to include all benefits that may inure to the stockholders of the Company or to the holders of the Rights pursuant to the Rights Agreement. Holders of

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
Shares and Rights whose certificates for such Shares (the "Share Certificates") and, if applicable, for such Rights (the "Rights Certificates") are not immediately available or who cannot deliver their Share Certificates and, if applicable, Rights Certificates and all other required documents to IBJ Whitehall Bank & Trust Company, the Depositary, prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    WE ARE OR OUR NOMINEE IS THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

    Your attention is directed to the following:

        1. The tender price is $7.00 per share, net to the seller in cash without interest thereon.

        2. The Offer is made for all of the outstanding Shares.

        3. The Board of Directors of the Company has approved, by unanimous vote of the directors present, the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the holders of Shares and recommends that holders of Shares accept the Offer and tender their Shares to the Purchaser pursuant to the Offer.

        4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 5, 1999 (as amended, the "Merger Agreement") by and among the Parent, the Purchaser and the Company. The Merger Agreement provides, among other things, that, subject to the terms and conditions of the Merger Agreement, subsequent to the consummation of the Offer, the Purchaser will merge with and into the Company.

        5. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 8, 1999 UNLESS THE OFFER IS EXTENDED.

        6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

        7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn pursuant to the Offer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) such number of Shares which constitutes more than 50% of the voting power (determined on a fully diluted basis) of all securities of the Company entitled to vote generally in a merger on the date of purchase (the "Minimum Condition"), and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or any applicable foreign competition laws.

    The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to,

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
nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Goldman, Sachs & Co., the "Dealer Manager" for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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
                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                      AND
              SHARES OF SERIES B ESOP CONVERTIBLE PREFERRED STOCK
                                       OF
                                EKCO GROUP, INC.
                                       BY
                             EG TWO ACQUISITION CO.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated August 11, 1999 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by EG Two Acquisition Co., a Delaware corporation, which is a wholly owned subsidiary of CCPC Acquisition Corp., a Delaware corporation, and an affiliate of Borden, Inc., a New Jersey corporation, to purchase all of the outstanding shares of Common Stock, par value $0.01 per share (the "Common Shares"), and the associated preferred share purchase rights (the "Rights"), and all of the outstanding shares of Series B ESOP Convertible Preferred Stock, par value $0.01 per share (the "ESOP Preferred Shares" and together with the Common Shares, the "Shares"), of Ekco Group, Inc., a Delaware corporation at a purchase price of $7.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

-------------------------------------------

         Number of Shares (and, if applicable, Rights) to be Tendered* ________________________________________ Shares (and, if applicable, Rights)

  Dated ________________________________________________________________, 1999
-------------------------------------------
-------------------------------------------
                                   SIGN HERE

  ____________________________________________________________________________

  ____________________________________________________________________________
                                  Signature(s)

  ____________________________________________________________________________
                              Please Print Name(s)

  ____________________________________________________________________________
                                  Address(es)

  ____________________________________________________________________________
                       Area Code and Telephone Number(s)

  ____________________________________________________________________________
               Tax, Identification, or Social Security Number(s)
-----------------------------------------------------

* Unless otherwise indicated, it will be assumed that all of your Shares (and, if applicable, Rights) held by us for your account are to be tendered. Prior to a Distribution Date (as defined in the Offer to Purchase), a valid tender of Shares to which Rights are attached will constitute a tender of the associated Rights.

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